Exhibit 99.2
WESTERN DIGITAL CORPORATION
INVESTOR INFORMATION SUMMARY
Q4 FY2008 (All amounts in millions, except ASPs and headcount)

	Q4 FY07	Q1 FY08	Q2 FY08	Q3 FY08	Q4 FY08

HARD DRIVE UNITS:	24.9	29.4	34.2	34.5	35.2
REVENUE[1]:	$1,367	$1,766	$2,204	$2,111	$1,993
HARD DRIVE AVERAGE SELLING PRICE:	$55	$59	$61	$59	$56
GROSS MARGIN %:	15.0%	18.3%	23.3%	22.6%	21.3%

REVENUE BY CHANNEL (HDD ONLY):
OEM	47%	50%	48%	50%	57%
DISTRIBUTORS	36%	31%	34%	34%	24%
RETAIL	17%	19%	18%	16%	19%

REVENUE BY GEOGRAPHY (HDD ONLY):
AMERICAS	40%	34%	32%	28%	29%
EUROPE	26%	33%	32%	31%	25%
ASIA	34%	33%	36%	41%	46%

REVENUE CONCENTRATION (HDD ONLY):
10 LARGEST CUSTOMERS	48%	46%	47%	48%	53%

WORLDWIDE HEADCOUNT:	29,572	41,263	42,534	41,876	50,072

CASH RELATED INFORMATION:
CASH FLOW FROM OPERATIONS	$154	$219	$519	$431	$318
CAPITAL EXPENDITURES	$85	$163	$169	$137	$146
DEPRECIATION AND AMORTIZATION	$61	$78	$111	$111	$113
DAYS SALES OUTSTANDING	46	51	45	44	46

INVENTORY METRICS:
RAW MATERIALS	$12	$165	$171	$153	144
WORK IN PROCESS	94	145	131	131	145
FINISHED GOODS	153	151	157	171	167

TOTAL INVENTORY, NET	$259	$461	$459	$455	$456
INVENTORY TURNS	18	13	15	14	14

[1]	Revenue includes external sales of media and substrates of $40 million in Q1’08, $120 million in Q2’08, $89 million in Q3’08; beginning Q4’08, external sales of media and substrates are no longer reported separately.